Exhibit 99.1

AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Schedule 13G (including additional amendments thereto) with respect to the Common Stock, par value $0.000005 per share, of Precision BioSciences, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

 Dated:  March 26, 2025

Readout Capital, LP
Signature: /s/ Matthew Smith
Name/Title: Matthew Smith/Manager, Readout Capital GP, LLC, its General Partner
Readout Capital GP, LLC
Signature: /s/ Matthew Smith
Name/Title: Matthew Smith/Manager
ROC Holdings SPV II, LP
Signature: /s/ Matthew Smith
Name/Title: Matthew Smith/Manager, Readout Holdings GP, LLC, its General Partner
Readout Holdings GP, LLC
Signature: /s/ Matthew Smith
Name/Title: Matthew Smith/Manager

Matthew Smith

Signature: /s/ Matthew Smith
Name/Title: Matthew Smith/Self